Exhibit 107

Calculation of Filing Fee Table

Form F-10

(Form Type)

HIVE Digital Technologies, Ltd.

(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class or Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Shares	457(o)	(1)	(1)
	Other	Warrants	457(o)	(1)	(1)
	Other	Subscription Receipts	457(o)	(1)	(1)
	Other	Units	457(o)	(1)	(1)
	Debt	Debt Securities	457(o)	(1)	(1)
	Other	Share Purchase Contracts	457(o)	(1)	(1)
	Unallocated (Universal) Shelf	___	457(o)	$90,000,000 (1)	(1)	$90,000,000 (2)	$0.0001102	$9,918
Fees Previously Paid	-	-	-	-	-	-	-	-
Total Offering Amounts						$90,000,000		$9,918
Total Fees Previously Paid								$
Total Fee Offsets(3)								$8,904.60
Net Fee Due(3)								$1,013.40

(1) There are being registered under this Registration Statement such indeterminate number of (i) common shares, (ii) preferred shares, (iii) debt securities, (iv) warrants, (v) subscription receipts and/or (vi) units comprised of one or more of the securities listed above in any combination as shall have an aggregate initial offering price not to exceed $90,000,000. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this Registration Statement.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(3) A registration fee of $9,270 was previously paid with respect to securities registered under the Registrant's registration statement on Form F-10 filed on September 2, 2022 (File No. 333-267277) (the "Prior Registration Statement"), pertaining to the registration of $100,000,000 of securities of the Registrant.  The 2022 Registration Statement was terminated on March 20, 2023 by the filing of a post-effective amendment on Form F-10/A. At the time of such termination, $96,058,264 remained unutilized, and therefore available for future registration fees pursuant to Rule 457(p) promulgated under the Securities Act of 1933, as amended. As the total filing fee required for this Registration Statement is $9,918, taking into consideration the available offset of $8,904.60 from the Prior Registration Statement, the Registrant has accordingly transmitted $1,013.40  for this Registration Statement.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name(1)	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	HIVE Blockchain Technologies Ltd.	F-10	333-267277	September 2, 2022		$8,904.60(2)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$96,058,264
Fee Offset Sources	HIVE Blockchain Technologies Ltd	F-10	333-267277		September 2, 2022						$8,904.60(3)

(1) On July 13, 2023, the Registrant changed its name from "HIVE Blockchain Technologies Ltd." to "HIVE Digital Technologies Ltd."

(2) A registration fee of $9,270 was previously paid with respect to securities registered under the Registrant's registration statement on Form F-10 filed on September 2, 2022 (File No. 333-267277) (the "Prior Registration Statement"), pertaining to the registration of $100,000,000 of securities of the Registrant.  The 2022 Registration Statement was terminated on March 20, 2023 by the filing of a post-effective amendment on Form F-10/A. At the time of such termination, $96,058,264 remained unutilized, and therefore available for future registration fees pursuant to Rule 457(p) promulgated under the Securities Act of 1933, as amended. As the total filing fee required for this Registration Statement is $9,918, taking into consideration the available offset of $8,904.60 from the Prior Registration Statement, the Registrant has accordingly transmitted $1,013.40  for this Registration Statement.

(3) This amount is attributable to the aggregate amount of unsold securities that were previously registered under the Prior Registration Statement.